Exhibit 99.2
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for each quarter of 2010 and for the twelve months ended December 31, 2010. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

						Twelve Months
	Three Months Ended					Ended
	March 31,	June 30,	September 30,		December 31,	December 31,
	2010	2010	2010		2010	2010
	(Restated)	(Restated)	(Restated)		(Restated)	(Restated)
Operating Income:
GAAP Operating Income	$107,561	$105,089	$275,424		$293,379	$781,453
Severance, Exit and Other Adjustments	44,032	27,309	87,120		48,775	207,236
Revaluation of Contingent Consideration	11,010	81,753	(90,011)		(15,349)	(12,597)

Non-GAAP Operating Income	$162,603	$214,151	$272,533		$326,805	$976,092

Income (Loss) Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$(60,855)	$(4,816)	$153,098		$117,162	$204,589
Severance, Exit and Other Adjustments	44,032	27,309	87,120		48,775	207,236
Revaluation of Contingent Consideration	11,010	81,753	(90,011)		(15,349)	(12,597)
Devaluation of Venezuelan Bolivar	63,859	—	—		—	63,859
Bond Tender Premium	—	—	10,731		43,242	53,973

Non-GAAP Income (Loss) Before Income Taxes	$58,046	$104,246	$160,938		$193,830	$517,060

Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$(3,467)	$(39,758)	$(54,159)		$(200,337)	$(297,721)
Legal Entity Reorganization Charges	—	—	7,890		157,699	165,589
Devaluation of Venezuelan Bolivar	(23,973)	—	—		—	(23,973)
Bond Tender, Severance, Exit and Other Adjustments	(2,443)	(2,888)	(28,142)		(24,301)	(57,774)

Non-GAAP Benefit (Provision) for Income Taxes	$(29,883)	$(42,646)	$(74,411)		$(66,939)	$(213,879)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$(68,357)	$(47,890)	$94,653		$(86,331)	$(107,925)
Total Charges, net of tax	92,485 (a)	106,174 (b)	(12,412	)(c)	210,066 (d)	396,313

Non-GAAP Net Income	$24,128	$58,284	$82,241		$123,735	$288,388

Diluted Earnings (Loss) Per Share Attributable to Weatherford:
GAAP Diluted Earnings (Loss) per Share	$(0.09)	$(0.06)	$0.13		$(0.12)	$(0.15)
Total Charges, net of tax	0.12 (a)	0.14 (b)	(0.02	)(c)	0.28 (d)	0.53

Non-GAAP Diluted Earnings per Share	$0.03	$0.08	$0.11		$0.16	$0.38

Note (a):	This amount is primarily comprised of a $38 million charge, net of tax, related to our supplemental executive retirement plan that was frozen on March 31, 2010 and a $40 million charge, net of tax, related to the devaluation of the Venezuelan Bolivar. In addition, we incurred a charge of $11 million for the revaluation of contingent consideration included as part of our acquisition of the Oilfield Services Division (“OFS”) of TNK-BP. We also incurred investigation costs in connection with on-going investigations by the U.S. government, as well as severance charges and facility closure costs.

Note (b):	This amount is comprised of an $82 million charge for the revaluation of contingent consideration included as part of our acquisition of OFS. We also incurred investigation costs in connection with on-going investigations by the U.S. government and severance charges.

Note (c):	This amount is comprised of a $90 million gain for the revaluation of contingent consideration included as part of our acquisition of OFS, a $54 million charge for revisions to our estimates in our project management contracts in Mexico and a $7 million charge for a premium paid on tendering a portion of our senior notes. We incurred a tax charge of $8 million as a result of a legal entity reorganization initiative completed during the third quarter of 2010. We also incurred investigation costs in connection with on-going investigations by the U.S. government and severance charges.

Note (d):	This amount is comprised of a $34 million premium paid on tendering a portion of our senior notes, severance costs, a $21 million reserve taken against accounts receivable balances in Venezuela due to the country’s economic prognosis and a $15 million gain on the settlement of contingent consideration included as part of our acquisition of OFS. We incurred a tax charge of $158 million primarily as a result of a tax reorganization initiative completed during the fourth quarter of 2010. We also incurred investigation costs in connection with on-going investigations by the U.S. government.

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for each quarter of 2009 and for the twelve months ended December 31, 2009. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

					Twelve Months
	Three Months Ended				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)
Operating Income:
GAAP Operating Income	$305,286	$151,205	$143,582	$87,791	$687,864
Severance, Exit and Other Adjustments	24,877	30,905	17,887	26,897	100,566
Revaluation of Contingent Consideration	—	—	(27,368)	3,095	(24,273)

Non-GAAP Operating Income	$330,163	$182,110	$134,101	$117,783	$764,157

Income (Loss) Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$200,684	$53,836	$42,251	$(13,288)	$283,483
Severance, Exit and Other Adjustments	24,877	30,905	17,887	26,897	100,566
Revaluation of Contingent Consideration	—	—	(27,368)	3,095	(24,273)

Non-GAAP Income (Loss) Before Income Taxes	$225,561	$84,741	$32,770	$16,704	$359,776

Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$(63,818)	$(24,327)	$(4,911)	$5,873	$(87,183)
Legal Entity Reorganization Charges	—	—	—	24,190	24,190
Severance, Exit and Other Adjustments	(3,341)	(3,388)	(2,603)	(5,466)	(14,798)

Non-GAAP Benefit (Provision) for Income Taxes	$(67,159)	$(27,715)	$(7,514)	$24,597	$(77,791)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$128,008	$20,935	$31,754	$(10,556)	$170,141
Total Charges, net of tax	21,536 (a)	27,517 (b)	(12,084) (c)	48,716 (d)	85,685

Non-GAAP Net Income	$149,544	$48,452	$19,670	$38,160	$255,826

Diluted Earnings (Loss) Per Share Attributable to Weatherford:
GAAP Diluted Earnings (Loss) per Share	$0.18	$0.03	$0.04	$(0.01)	$0.24
Total Charges, net of tax	0.03 (a)	0.04 (b)	(0.01) (c)	0.06 (d)	0.11

Non-GAAP Diluted Earnings per Share	$0.21	$0.07	$0.03	$0.05	$0.35

Note (a):	This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government, as well as severance charges.

Note (b):	This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government, costs related to the Company’s withdrawal from sanctioned countries and severance charges.

Note (c):	This amount is comprised of a $27 million gain for the revaluation of contingent consideration included as part of our acquisition of the Oilfield Services Division (“OFS”) of TNK-BP. We also incurred investigation costs in connection with on-going investigations by the U.S. government, as well as severance charges and facility closure costs.

Note (d):	This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government, severance charges and facility closure costs and a charge of $3 million for the revaluation of contingent consideration included as part of our OFS acquisition. In addition, the Company incurred a tax charge of $24 million as a result of a legal entity reorganization initiative completed during the fourth quarter of 2009.